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                                                                   EXHIBIT 23.3

                                March 12, 1997

Southern Pacific Funding Corporation
One Centerpointe Drive, Suite 500
Lake Oswego, Oregon 97035

     Re: Southern Pacific Funding Corporation
         Registration Statement on Form S-1 with
         respect to shares of Common Stock, no par value
         -----------------------------------------------

Ladies and Gentlemen:

  We have acted as counsel to Southern Pacific Funding Corporation, a California corporation (the "Registrant"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of shares of Common Stock of the Registrant and the related preparation and filing of a Registration Statement on Form S-1 (the "Registration Statement").

  We hereby consent to use of our name in the prospectus included in the Registration Statement under the heading "Legal Matters," without admitting that we are "experts" within the meaning of the Act, and the rules and regulations thereunder, with respect to any part of the Registration Statement, including this Exhibit.

                                          Very truly yours,

                                          By /s/ Thacher Proffitt & Wood

                                          THACHER PROFFITT & WOOD